EXHIBIT 3.01

                  CERTIFICATE OF TRUST OF KENMAR GLOBAL TRUST


      THIS Certificate of Trust of Kenmar Global Trust (the "Trust"), dated July 17, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

      1. Name. The name of the business trust formed hereby is Kenmar Global Trust.

      2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, DE 19890-0001, Attention: Corporate Trust Administration.

      3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

      IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                          WILMINGTON TRUST COMPANY



                                          By:/s/ W. Chris Spanenberg
                                             --------------------------
                                             Name:  W. Chris Spanenberg
                                             Title: Financial Services Officer